EXHIBIT 32

CERTIFICATION

The undersigned certifies pursuant to 18 U.S.C. §1350, that:

(1)	The accompanying Annual Report on Form 10-K for the period ended June 30, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	September 20, 2013

/s/ Gregory J. Fluet
Gregory J. Fluet
Chief Executive Officer
(Principal executive officer)

/s/ Brian J. Smrdel
Brian J. Smrdel
Chief Financial Officer
(Principal financial officer and principal accounting officer)